Exhibit 4.1

BOINGO WIRELESS, INC.

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Amendment”) is made by and among Boingo Wireless, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company (the “Preferred Holders”), as of this 12th day of April, 2011.

RECITALS

WHEREAS, the Company and the Preferred Holders are parties to that certain Amended and Restated Investor Rights Agreement (the “Rights Agreement”), dated June 27, 2006;

WHEREAS, the Company and the Preferred Holders wish to amend the Rights Agreement; and

WHEREAS, the undersigned Preferred Holders hold at least a majority of the Preferred Stock and Restricted Stock (each as defined in the Rights Agreement), and the consent of such holders and the Company will bind all parties to the Rights Agreement pursuant to Section 13(e) thereof.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.             Pursuant to Section 13(e) of the Rights Agreement, subsection (i) of Section 4(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(a) (i)         At any time after six months after  a registration statement covering a public offering of shares of Common Stock, in which the aggregate price paid for such shares shall be at least $30,000,000 (“Qualified Offering”), the holders of Restricted Stock may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such public offering would exceed $10,000,000.”

2.             Effective upon the effectiveness of the Registration Statement of the Company originally filed with the Securities and Exchange Commission on January 14, 2011, and pursuant to Section 13(e) of the Rights Agreement, Section 12 of the Rights Agreement is deleted in its entirety.

3.             Continued Validity of Rights Agreement.  Except as amended hereby, the Rights Agreement shall continue in full force and effect as originally constituted and each is ratified and affirmed by the parties hereto.

4.             Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

5.             Governing Law.  This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

6.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the day and year first above written.

COMPANY:

BOINGO WIRELESS, INC.

By:	/s/ David Hagan

Name:	David Hagan

Title:	President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AMENDED

AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the day and year first above written.

ECOMPANIES ENTERPRISES LLC

By: eCompanies LLC
Its Managing Member

By:	/s/ Cynthia G. Watts

Name:	Cynthia G. Watts

Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AMENDED

AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the day and year first above written.

LEGACY PRIVATE TECHNOLOGY PARTNERS

By:	/s/ Edward R. Naumes

Name:	Edward R. Naumes

Title:	President of GP

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AMENDED

AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Amended and Restated Investor Rights Agreement as of the day and year first above written.

STEELPOINT CAPITAL LP

By:	/s/ James A. Caccavo

Name:	James A. Caccavo

Title:	Managing Member

STEELPOINT CO-INVESTMENT FUND LLC

By:	/s/ James A. Caccavo

Name:	James A. Caccavo

Title:	Managing Member

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AMENDED

AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the day and year first above written.

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP

By: NEA Partners 10, Limited Partnership
Its General Partner

By:	/s/ Louis S. Citron

Name:	Louis S. Citron

Title:	Attorney-in-fact

NEA VENTURES 2001, Limited Partnership

By:	/s/ Louis S. Citron

Name:	Louis S. Citron

Title:	Vice-President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AMENDED

AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the day and year first above written.

MITSUI & CO. (USA), INC.

By:	/s/ Shigeyuki Toya

Name:	Shigeyuki Toya

Title:	General Manager of New Business
Development Department

CORPORATE DEVELOPMENT FUND OF MITSUI & CO., LTD.

By: Mitsui & Co., Principal Investments Ltd.
Its General Partner

By:	/s/ Masami Kawahara

Name:	Masami Kawahara

Title:	President and CEO

MCVP HOLDING, INC.

By:	/s/ Osamu Nagao

Name:	Osamu Nagao

Title:	President and CEO

MITSUI & CO. GLOBAL INVESTMENT, INC.

By:	/s/ Kenichi Kimura

Name:	Kenichi Kimura

Title:	President and CEO

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AMENDED

AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the day and year first above written.

RED ROCK VENTURES — CAYMAN INVESTORS III, LP

By: RRV Partners III, LLC
Its General Partner

By:	/s/ Robert G. Todd, Jr.

Name:	Robert G. Todd, Jr.

Title:	Member

RED ROCK VENTURES — SBIC III, LP

By: RRV Partners IIIA, LLC
Its General Partner

By:	/s/ Robert G. Todd, Jr.

Name:	Robert G. Todd, Jr.

Title:	Member

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AMENDED

AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the day and year first above written.

STERNHILL PARTNERS I, L.P.

By: Sternhill Venture Management I, L.P.
Its General Partner
By: Sternhill, Inc.

By:	/s/ Robert Sterns

Name:	Robert Sterns

Title:	President

STERNHILL AFFILIATES I, L.P.

By: Sternhill Venture Management I, L.P.
Its General Partner
By: Sternhill, Inc.

By:	/s/ Robert Sterns

Name:	Robert Sterns

Title:	President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AMENDED

AND RESTATED INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amendment to the Amended and Restated Investor Rights Agreement as of the day and year first above written.

EVERCORE VENTURE PARTNERS L.P.

By: Evercore Venture Management II L.L.C.
Its: General Partner

By:	/s/ Ciara A. Burnham

Name:	Ciara A. Burnham

Title:	Managing Director

EVERCORE VENTURE PARTNERS (NQ) L.P.

By: Evercore Venture Management L.L.C.
Its: General Partner

By:	/s/ Ciara A. Burnham

Name:	Ciara A. Burnham

Title:	Managing Director

EVERCORE CAPITAL PARTNERS L.P.

By: Evercore Partners L.L.C.
Its: General Partner

By:	/s/ Ciara A. Burnham

Name:	Ciara A. Burnham

Title:	Managing Director

EVERCORE CAPITAL PARTNERS (NQ) L.P.

By: Evercore Partners L.L.C.
Its: General Partner

By:	/s/ Ciara A. Burnham

Name:	Ciara A. Burnham

Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AMENDED

AND RESTATED INVESTOR RIGHTS AGREEMENT

EVERCORE CAPITAL OFFSHORE PARTNERS L.P.

By: Evercore Partners L.L.C.
Its: Investment General Partner

By:	/s/ Ciara A. Burnham

Name:	Ciara A. Burnham

Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE AMENDED

AND RESTATED INVESTOR RIGHTS AGREEMENT